Exhibit 99.1

NEWS RELEASE—for immediate release

Alexza Pharmaceuticals Announces European Launch of

ADASUVE® (Staccato® Loxapine)

Alexza’s Partner Ferrer Records First Product Sales in Germany

Mountain View, California—July 30, 2013 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today announced that the company’s commercial partner Grupo Ferrer Internacional, S.A. has initiated sales of ADASUVE® inhalation powder, pre-dispensed (Staccato® Loxapine) in the European Union (“EU”). ADASUVE is now available in Germany. The first sale and shipment of product by Ferrer triggers a $1.25 million milestone payment to Alexza, pursuant to the Company’s collaboration agreement with Ferrer.

“This launch represents the first commercial sale of ADASUVE in the world, and marks the culmination of many years of dedicated effort and rigorous clinical development. I am incredibly proud of the efforts by the Alexza team and our partner Ferrer in bringing ADASUVE to physicians in the EU for use in their treatment of agitated patients with schizophrenia or bipolar disorder,” said Thomas B. King, President and CEO of Alexza. “The initial launch of ADASUVE in Germany, followed by Ferrer’s planned commercial roll out across the EU, is a key milestone for Alexza.”

Alexza received marketing authorization for ADASUVE from the European Commission in February 2013. ADASUVE is the first inhalation therapy for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder authorized to be placed on the market in the EU. The marketing authorization for ADASUVE requires that patients receive regular treatment immediately after administration of the product to control acute agitation symptoms. It also requires that ADASUVE be administered only in a hospital setting under the supervision of a healthcare professional. Short-acting beta-agonist bronchodilator treatment should also be available for treatment of possible severe respiratory side-effects, such as bronchospasm.

“Alexza and Ferrer’s effective cooperation has enabled a product launch of ADASUVE in an admirably short time following the EU approval in February 2013,” said Antoni Villaró, Chief Operating Officer of Ferrer. “ADASUVE is an important strategic product for Ferrer and we are excited to be introducing ADASUVE to the EU psychiatric and hospital treatment community.”

Under the terms of the collaboration agreement between Alexza and Ferrer, which was announced in October 2011, Alexza is the exclusive supplier of ADASUVE, responsible for all aspects of manufacture of the product. Alexza began manufacturing launch quantities of the product for the EU in the second quarter of 2013 at its Mountain View, California facility. The commercial product was shipped to Ferrer in June 2013, and Ferrer completed EU product quality control release and final packaging in preparation for the planned third quarter launch. Ferrer is expected to launch ADASUVE in additional EU countries before year-end and will continue the EU launch into 2014.

Alexza and Ferrer estimate that as many as 8 million adults in the EU alone suffer from schizophrenia or bipolar disorder1. Agitation is a common symptom for these patients2, characterized by feelings of distress, anxiety and loss of control.

About ADASUVE (Staccato loxapine)

ADASUVE combines Alexza’s proprietary Staccato system with loxapine, an antipsychotic medicinal product. The Staccato system is a hand-held inhaler that delivers a drug aerosol to the deep lung that results in intravenous-like pharmacokinetics and rapid systemic effects.

ADASUVE has been approved for marketing in the United States by the U.S. Food and Drug Administration and in the EU by the European Commission. The authorization for ADASUVE in the EU differs from that in the U.S., with respect to the indication statement, dose regimen, available dose strengths, and risk mitigation and management plans.

For more information about ADASUVE, including the Summary of Product Characteristics and Patient Information Leaflet approved in the EU please visit: http://www.adasuve.com/index-eu.php. For the full prescribing information including boxed warnings for the U.S., please visit www.adasuve.com.

About Ferrer

Founded in 1959, Ferrer is a privately-held European R&D-based pharmaceutical company headquartered in Barcelona. It is active in the pharmaceutical, health, fine chemicals and food sectors in Europe, Latin America, Africa, the Middle East, Asia and the United States. In total, Ferrer’s human healthcare products are commercialized in more than 90 countries, through 27 international affiliates (including joint ventures) and 70 partners and distributors.

Ferrer carries out activities throughout the full pharmaceutical value chain, from R&D to international marketing, including fine chemical development and the manufacturing of both raw materials and finished pharmaceuticals. Its research centers in Spain and Germany, and manufacturing sites in Europe and Latin America cover the pharmaceutical, diagnostics, vaccine, fine chemical, food and feed sectors.

Ferrer is Alexza’s commercial partner for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries.

For more information, visit www.ferrergrupo.com

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products are based on the Staccato system, a hand-held inhaler designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner.

ADASUVE (Staccato loxapine) is Alexza’s first commercial product, which was approved by the U.S. Food and Drug Administration in December 2012 and by the European Commission in February 2013. Teva Pharmaceutical USA, Inc. is Alexza’s commercial partner for ADASUVE in the U.S. Grupo Ferrer Internacional, S.A. is Alexza’s commercial partner for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability of Alexza and our partners, Teva and Ferrer, to effectively and profitably commercialize ADASUVE, estimated product revenues and royalties associated with the sale of ADASUVE, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	BCC Partners
Karen L. Bergman and Michelle Corral
650.575.1509 or 415.794.8662
kbergman@bccpartners.com or mcorral@bccpartners.com

References:

1.	Wittchen H.U., et al., 2011. The size and burden of mental disorders and other disorders of the brain in Europe 2010. Eur. Neuropsychopharmacol. 21, 655-679.
2.	Alexza data on file (primary market research among caregivers of patients with schizophrenia (95% have agitation) and bipolar patients (87% have agitation)).